Exhibit 99.1

KULR TO INTRODUCE ALL-NEW MODULAR ENERGY PLATFORM, KULR ONE, AT CES 2023

•	Showcasing Lineup of Industry-leading solutions: KULR VIBE, SafeCase, and CellCheck

•	Meet-and-Greet with KULR Partners, Indy Racing Legends Mario and Marco Andretti with No. 98 KULR Technology Honda Indy Car on Display

•	2023 Indy 500® Ticket Raffle

SAN DIEGO / GLOBENEWSWIRE / December 27, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced it will introduce its all-new modular energy platform, KULR ONE, at CES 2023, Jan. 5-8, 2023.

In addition to unveiling and demoing its new modular energy platform, KULR will showcase its proprietary, AI-driven vibration reduction solution, KULR VIBE, along with its other industry-leading solutions, SafeCase and CellCheck at booth #6357 in the West Hall of the Las Vegas Conventional Center.

KULR partners and racing legends Mario and Marco Andretti will participate in several meet-and-greets at the KULR booth during this year’s show. As the primary sponsor of IndyCar driver Marco Andretti at this year’s Indy 500®, KULR’s booth will also showcase the driver’s No. 98 KULR Technology Honda. By participating in the Company’s raffle, visitors to KULR’s booth will also have the opportunity to win tickets to the 2023 Indy 500®.

Event Details:

Dates: Jan. 5-8, 2023

Booth: #6357, Las Vegas Convention Center - West Hall

Appearance Schedule:  Mario Andretti: Jan. 5, 2023: 2 p.m. to 4 p.m. PST and Jan. 6, 2023: 9:30 a.m. to 11 a.m. PST; Marco Andretti: Jan. 6, 2023: 2 p.m. to 4 p.m. PST; Jan. 7, 2023: 2 p.m. to 4 p.m. PST

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com